Exhibit 99.1

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP & Corporate Communications Director
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. SHAREHOLDERS APPROVE INCREASE IN AUTHORIZED COMMON STOCK

Honolulu, HI — October 22, 2009 — Central Pacific Financial Corp. (NYSE: CPF) announced today that its shareholders have approved an amendment to CPF’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100 million to 185 million shares.  Shareholders also approved a second amendment to the Company’s Restated Articles of Incorporation to reduce the vote required for future amendments to the Company’s Restated Articles of Incorporation from a two-thirds supermajority of the outstanding shares entitled to vote to a simple majority of over 50 percent.  Both amendments were approved at a Special Meeting of Shareholders held today.

Ronald K. Migita, Chairman, President and CEO of Central Pacific Financial Corp., said, “We are very pleased with today’s voting results and appreciate the support our shareholders, customers and employees have shown throughout this process. It provides us with additional flexibility in considering our capital raising options.”

Subject to certification, approximately 74% of CPF’s outstanding shares of common stock entitled to vote was voted “FOR” the proposal to increase the number of authorized shares of common stock, and approximately 75% was voted “FOR” the proposal to reduce the supermajority vote requirement.

Central Pacific Financial Corp. is a Hawaii-based bank holding company with $5.5 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and more than 100 ATMs throughout the State of Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

Forward-Looking Statements

This document may contain forward-looking statements concerning projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; and volatility in the financial markets and uncertainties concerning the availability of debt or equity financing.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K/A for the last fiscal year.  The Company does not update any of its forward-looking statements.

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